UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 22, 2007
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE		75206
4925 GREENVILLE AVENUE		(Zip code)
DALLAS, TEXAS
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Employment Agreement — Bob G. Alexander
     On January 22, 2007, based on the approval by the Company’s board of directors and its compensation committee, the Company entered into an employment agreement with Bob. G. Alexander, effective as of November 22, 2006 (the “Effective Date”). The agreement reflects Mr. Alexander’s continuing employment as Chairman of the Board, President and Chief Executive Officer and Secretary, and his service in other positions for affiliates of the Company, at an annual base salary of $1,000,000. Under the terms of the agreement, Mr. Alexander is eligible to receive bonus compensation in an amount determined by the board of directors of the Company from time to time. In addition, Mr. Alexander is entitled to participate in employee benefit plans of the Company. The term of the agreement is for one year from the Effective Date, subject to earlier termination based on disability, death, termination by the Company with or without cause, change of control (as defined therein) or voluntary termination by Mr. Alexander with or without good reason. If Mr. Alexander’s employment is terminated by the Company without cause, upon a change of control or upon his death, the Company will pay Mr. Alexander or his estate, as the case may be, a lump sum severance payment equal to the amount of base salary and bonus, if any, that would have been paid to him if he had remained employed by the Company throughout the term of the employment agreement. Mr. Alexander has agreed to certain confidentiality, non-solicitation and non-competition covenants that begin on the Effective Date and extend for various periods beyond termination of the his employment, except that the non-competition covenant terminates in the event that Mr. Alexander is terminated without cause or upon a change of control.
     The foregoing description of the employment agreement is qualified in its entirety by the terms of the employment agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Employment Agreement effective as of November 22, 2006 between Bob G. Alexander and the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.

Date: January 22, 2007	By:	/s/ Bob G. Alexander

	Name:	Bob G. Alexander
	Title:	President, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement effective as of November 22, 2006 between Bob G. Alexander and the Company